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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               November 3, 2003

                             HEALTH CARE REIT, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                  1-8923                     34-1096634
           (State or other jurisdiction of                 (Commission File             (I.R.S. Employer
           incorporation or organization)                       Number)              Identification Number)

        One SeaGate, Suite 1500, Toledo, Ohio                                                43604
       (Address of principal executive office)                                             (Zip Code)

                                 (419) 247-2800
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

Effective October 23, 2000, the Securities and Exchange Commission (the "SEC") adopted new rules related to insider trading. One of these new rules, Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), provides an exemption to the insider trading rules in the form of an affirmative defense. Rule 10b5-1 recognizes the creation of formal programs under which executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

On January 28, 2003, the Board of Directors of Health Care REIT, Inc. (the "Company") adopted a resolution modifying its insider trading policy to allow insiders to sell securities of the Company pursuant to pre-arranged trading plans. As previously reported, effective February 5, 2003, George L. Chapman, Chairman of the Board and Chief Executive Officer of the Company, and others, adopted individualized trading plans under Rule 10b5-1 of the 1934 Act.

Effective November 3, 2003, Mr. Chapman adopted a second plan pursuant to which he instructed his broker to exercise options and sell up to 208,519 shares of the Company's common stock during the period between November 5, 2003 and December 31, 2004. The number of shares to be exercised and sold under Mr. Chapman's plan ranges from approximately 4,500 to 25,000 shares per month not including any unsold shares that might be carried over from a previous month.

Reports of the details of actual sales under the plans will be filed by Mr. Chapman on Forms 4 in accordance with SEC regulations.


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                                    SIGNATURE

Pursuant to the requirements of the 1934 Act, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             HEALTH CARE REIT, INC.

                                        By:     /s/  George L. Chapman
                                                --------------------------------
                                                     George L. Chapman

Its: Chairman of the Board and Chief Executive Officer

Dated: November 7, 2003